EXHIBIT 10.6


                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated June 7, 1996, by and between PARTNERCARE INC., a New York corporation, having a principal place of business at 111 Great Neck Road, Suite 604, Great Neck, NY 11021 (the "Company"), and RICHARD O. VAZQUEZ, having a residence address at 2600 Netherland Avenue, Riverdale, New York 10463 (the "Executive").

                                    RECITALS

     The Executive is experienced in the field of revenue enhancement management for health care providers. The Company desires to employ the Executive to act as President of the Company and to render services in that field, and the Executive desires to render such services on behalf of the Company. Accordingly, the Company and the Executive desire to set forth the terms and conditions on which
(i) the Company will employ the Executive, (ii) the Executive will render services to the Company and to Juniper Features Ltd. ("Juniper"), and any other corporation or business entity controlling, controlled by or under common control with the Company (each, an "Affiliate"), and (iii) the Company will compensate the Executive for such services.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.   Employment.

     The Company hereby employs the Executive, and the Executive hereby accepts such employment, upon the terms and conditions herein set forth.

         2.   Term.

     Subject to the provisions for termination provided herein, the initial term of employment of the Executive under this Agreement shall be for a period of two years commencing on July 1, 1996 and ending on June 30, 1998 (the "Initial Term"). The Executive's employment under this Agreement shall be automatically extended thereafter for not more than two additional one-year periods (each, an "Extension Term") unless the Company gives a notice of termination not later than 90 days prior to the expiration of the Initial Term or any Extension Term. The Initial Term and all Extension Terms, if any, are referred to herein as the "Term."

         3.   Duties and Responsibilities.

     3.1 The Executive shall devote his full attention and apply his best efforts, energies and skills on a full-time basis, to the business of the Company and each Affiliate (such corporations or other business entities being referred to herein collectively as the "Juniper Group") and shall not during the Term of this Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. Subject to the provisions of Section 10 hereof, the foregoing restriction shall not be construed as preventing the Executive from investing his assets in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made.

     3.2 During the Term, the Executive shall serve as and perform the functions of President of the Company and shall perform such other duties and functions as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer of the Company may determine, consistent with the Executive's experience and background, including, but not limited to, those duties and functions set forth on Schedule A hereto. The Executive shall be principally responsible for performing such services at the Company's principal offices.

     3.3 The Executive shall have a fiduciary duty to act only in the best interest of the Juniper Group and acknowledges that he owes the Juniper Group a high degree of trust and loyalty. While he is employed by the Company, the Executive shall not take any action which would harm or detrimentally impact upon the Juniper Group's business; in so far as Executive is informed or should be otherwise be reasonably informed of the same.

     3.4 At all times during the performance of this Agreement, the Executive shall strictly adhere to all policies, rules and regulations that have now been, or may hereafter be, established by the Juniper Group for his conduct, including, but not limited to, all matters set forth in the Company's Employee Handbook, as modified from time to time, a copy of which the Executive acknowledges receiving and reading. The Executive shall be promptly informed of any new policies, rules and regulations. The Executive shall report directly to, and shall be subject to the direction and control of, Vlado Paul Hreljanovic, the Chairman of the Board, President and Chief Executive Officer of Juniper and The Chief Executive Officer of the Company.

     3.5. In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that (a) the Executive is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity, and (b) the Executive is subject to no restraint, limitation, or restriction by virtue of any agreement or arrangement or by virtue of any law or rule or otherwise which would impair the Executive's right or ability (i) to enter the employ of the Company, or any other member under this Agreement, the Company shall pay the Executive, and the Executive shall accept, (i) a salary of $135,000 per year (the "Salary"), (ii) during each year of the Initial Term, Executive shall receive such number of shares of Juniper Common Stock as shall equal $65,000 per year, payable monthly in shares of Common Stock valued at $5,416.06 for each installment, such number of shares of Common Stock determined by dividing such dollar amount by the fair market value of a share of Common Stock at the end of each such month, and (iii) a bonus to be determined annually by the Board of Directors of the Company (the "Bonus").

     4.0   Compensation

     4.1 For all services rendered by the Executive under this Agreement, the Company shall pay the Executive, and the Executive shall accept, (i) a salary of $135,000 per year (the "Salary"), (ii) during each year of the Initial Term, Executive shall receive such number of shares of Common Stock as shall equal $65,000 per year, payable monthly in shares of Common Stock valued at $5,416.06 for each installment, such number of shares of Common Stock. The Company shall pay the Executive's Salary in equal bi-monthly installments and shall pay the Executive's Bonus earned with respect to any period at such time or times as the Board of Directors of the Company shall determine. All payments of Salary and Bonus shall be subject to all withholding and other employment taxes required by law, which shall be withheld and paid by the Company in accordance with its normal payroll practices.

     4.2 The Company shall pay the Executive's Salary in equal bi-monthly installments and shall pay the Executive's Bonus earned with respect to any period at such time or times as the Board of Directors of the Company shall determine. All payments of Salary and Bonus shall be subject to all withholding and other employment taxes required by law, which shall be withheld and paid by the Company in accordance with its normal payroll practices.

     4.3 On the date hereof and on the first day of July during each year of the Term, Juniper shall grant to the Executive options ("Options") to purchase 590,000 shares of Juniper Common Stock, $.001 par value ("Common Stock"), exercisable at a price equal to the fair market value of the shares of Common Stock on each date such options vest, under the Juniper Features Limited 1996 Incentive Stock Option Plan (the "Plan"), which has been approved by the Company's Board of Directors and which is subject to approval by the Company's shareholders. The Options shall be on the terms set forth in the Plan and shall vest as follows:

     (i) if Gross Revenues (as hereinafter defined) from Executive Clients (as hereinafter defined) during any Contract Year (as hereinafter defined) are equal to $1,000,000, then on the last day of that Contract Year, Options to purchase 50,000 shares of Common Stock shall vest;

     (ii) if Gross Revenues from Executive Clients during such Contract Year exceed $1,000,000, but are less than $2,000,000, then on the last day of that Contract Year, Options to purchase an additional 100,000 shares of Common Stock shall vest ratably to the extent that Gross Revenues exceed $1,000,000, it being the intention of the parties that if such Gross Revenues equal $2,000,000, Options to purchase an aggregate of 150,000 shares of Common Stock shall vest;

     (iii) if Gross Revenues from Executive Clients during such Contract Year exceed $2,000,000, but are less than $3,000,000, then on the last day of that Contract Year, Options to purchase an additional 150,000 shares of Common Stock shall vest ratably to the extent that Gross Revenues exceed $2,000,000, it being the intention of the parties that if such Gross Revenues equal $3,000,000, Options to purchase an aggregate of 300,000 shares of Common Stock shall vest;

     (iv) if Gross Revenues from Executive Clients during such Contract Year exceed $3,000,000, but are less than $5,000,000, then on the last day of that Contract Year, Options to purchase an additional 150,000 shares of Common Stock shall vest ratably to the extent that Gross Revenues exceed $3,000,000, it being the intention of the parties that if such Gross Revenues equal $5,000,000, Options to purchase an aggregate of 450,000 shares of Common Stock shall vest;

     (v) if Gross Revenues from Executive Clients during such Contract Year exceed $5,000,000, but are less than $7,500,000, then on the last day of that Contract Year, Options to purchase an additional 140,000 shares of Common Stock shall vest ratably to the extent that Gross Revenues exceed $5,000,000, it being the intention of the parties that if such Gross Revenues equal $7,500,000, Options to purchase an aggregate of 590,000 shares of Common Stock shall vest.

     If Options granted at the beginning of any Contract Year do not vest on the last day of that Contract Year as hereinabove provided, then such Options shall expire. If Juniper's shareholders do not approve the Plan, then the Options shall be granted subject to and in accordance with the same terms of the Plan as if it were in effect; provided, however, that the Executive acknowledges that the Options so granted may not qualify for certain favorable treatment under the Internal Revenue Code of 1986, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4.4 For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

     (a) "Executive Clients" shall mean clients of the Company who became clients principally as a result of the efforts of the Executive.

     (b) "Gross Revenues" shall mean all amounts actually collected by the Company, net of bad debt expense taken or credits allowed during the period in question.

     (c) "Contract Year" shall mean the one-year period commencing on July 1 and ending on June 30 of each year during the Term of this Agreement, except that if this Agreement does not terminate on June 30, then the last Contract Year shall terminate on the date of the termination of this Agreement.

     4.5 The Executive acknowledges that, unless the Company agrees otherwise, the shares of Common Stock issued pursuant to the exercise of the Executive's Options (the "Option Shares") will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and as such may not be resold by the Executive without registration under the Securities Act or an exemption from registration. The Executive further acknowledges that neither the Company nor Juniper is obligated to file a registration statement with respect to the Option Shares. All certificates representing the Option Shares shall bear a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, IS AMENDED (THE "ACT") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION. THE TRANSFER OF SUCH SHARES IS ALSO RESTRICTED UNDER THE TERMS OF AN AGREEMENT DATED JUNE 7, 1996, AND SUCH SHARES ARE ALSO SUBJECT TO THE TERMS OF SHAREHOLDERS' AGREEMENT DATED JUNE , 1996.

     4.6 Concurrently with the execution of this Agreement, the Executive is executing an agreement with the Company and Vlado Paul Hreljanovic pursuant to which the Executive is granting to Hreljanovic an irrevocable right and proxy to vote all Option Shares for so long as the Executive, any affiliate of the Executive or any member of the Executive's family owns such Option Shares. The Company acknowledges that nothing in this Section 4.6 shall preclude the Executive from selling or otherwise transferring the Option Shares, subject to the other provisions of this Agreement and such legal restrictions as may be applicable.


     4.7 Anything herein to the contrary notwithstanding, the Executive shall not sell, assign, transfer or encumber in any manner more than 15% of the total number of Option Shares that he owns in any period of three consecutive months (each such period being referred to herein as a "Quarter"). In addition, the Executive shall not sell, assign, transfer or encumber in any manner more than the lesser of (x) 7-1/2% of the total number of Option Shares that he owns or
(y) 5,000 Option Shares during any period of ten consecutive business days during any such Quarter.

         5.       Benefits.

     5.1 The Executive shall be entitled for each year of employment such paid vacation as is commensurate with that afforded to Executives of the Juniper Group of equal rank as the Executive at such time as the Executive and the Chairman of the Company shall mutually agree. Such vacation is presently three weeks for the first four years of employment and four weeks thereafter, and such holidays are nine per year (seven fixed and two optional). No portion of any unused vacation time shall be carried over to a subsequent period unless specifically authorized by the Chairman or the Chief Executive Officer.

     5.2 The Executive shall also be entitled to participate in any pension or profit sharing plan, stock purchase plan, stock option plan, group life insurance plan, hospitalization insurance plan, medical services plan and other similar plans, now or hereafter existing, afforded to Executives of the Juniper Group of equal rank as the Executive. The Company will pay the cost of the Executive's present medical insurance costs until he becomes eligible under the Company's existing medical insurance plan.

         6.   Expenses.

     6.1 As a condition of his employment, the Executive shall maintain an automobile. Accordingly, the Company shall lease an automobile for the Executive's use. In addition, the Company shall pay or reimburse the Executive for tolls and parking incurred in connection with the performance of his duties hereunder, which shall be paid upon presentation of original invoices.

     6.2 The Executive shall be authorized to incur other ordinary and necessary business expenses in connection with the performance of his duties hereunder, including travel expenses and entertainment be entitled to annual paid sick leave in length to conform with the Company's general employment practices, which is presently five days per year.

     7.   Sick Leave; Disability

     7.1 The Executive shall be entitled to annual paid sick leave in length to conform with the Company's general employment practices, which is presently five days per year.

     7.2 If the Executive is unable to perform his duties hereunder by reason of physical or mental incapacity or infirmity (a "Disability") for a period of 90 consecutive days or a period of 120 days during any consecutive 12-month period, then the Executive shall be "Disabled " for purposes of this Agreement and the period of his Disability as provided above shall be referred to herein as the "Disability Period". The existence of a Disability hereunder shall be determined by a licensed physician selected by the Company, and the Executive hereby consents to an examination by such physician for such purpose. During the Disability Period, the Company shall continue to pay the Executive the Salary earned hereunder; provided, however, that such payments shall be reduced by the amount of any disability income payments the Executive receives during the Disability Period under any policy carried by the Company of which the Executive is the beneficiary. The Company shall have the right to terminate this Agreement and the Executive's employment hereunder for Disability at any time after the end of the Disability Period.

         8.    Death During Employment.

     If the Executive shall die during the Term, the Company shall pay to the estate of the Executive the Salary which would otherwise be payable to the Executive up to the end of the month in which his death occurs and shall grant such Options as shall have been earned by the Executive under Section 4.3 hereof up to the date of his death. The Company shall have no further obligation to the Executive's estate.

         9.    Termination.

     9.1 The Company shall have the right to terminate the Executive's employment for Cause (as hereinafter defined in Subsection 9.2) at any time, which termination shall be effective immediately upon the Company's giving notice to the Executive setting forth in reasonable detail the grounds therefor. If the Executive's employment is terminated for Cause, the Company shall pay to the Executive within 45 days after such termination, all accrued Salary earned through the date of termination. The Executive hereby specifically acknowleges this Agreement.

     9.2 For purposes of this Agreement, any of the following actions or events shall constitute grounds for termination of the Executive's employment for "Cause":


     (i) the Executive's neglect or refusal to perform, or if he otherwise fails to perform, his duties as an Executive of the Company.

     (ii) any other conduct constituting a breach of this Agreement or of any code of conduct heretofore or hereafter adopted by the Company or the Juniper Group;

     (iii) the Executive's conviction (including a conviction on a nolo contendere plea) of a felony or misdemeanor (other than minor traffic offenses);

     (iv) any willful, intentional, or grossly negligent act having the effect of significantly injuring the Executive's reputation or the reputation or business of the Juniper Group; or

     (v) any other malfeasance, misfeasance or nonfeasance by the Executive relative to or in connection with the performance of his duties hereunder (including, without limitation, the Executive's inability to perform his duties hereunder as a result of chronic alcoholism or drug addiction).

     9.3 If Gross Revenues from Executive Clients during the period commencing on July 1, 1996, and ending on September 30, 1997, are less than $1,500,000, the Company shall have the right to terminate the Executive's employment without Cause by giving a notice of termination at any time after September 30, 1997, and before December 1, 1997, which termination shall be effective 30 days after the Company gives such notice. In that event, the Company shall pay the Executive, and the Executive shall accept as liquidated and agreed upon damages, an amount equal to two months' Salary payable in accordance with the Company's customary payroll practices.

     9.4 The Company shall have the right to terminate the Executive's employment without Cause at any time, which termination shall be effective 30 days after the Company gives notice thereof to the Executive. If the Executive's employment is terminated before the expiration of the Term without Cause and other than as a result of the Executive's death or disability or pursuant to
Section 9.3 hereof, then, and in such event, the Company shall pay the Executive, and the Executive shall accept as liquidated and agreed upon damages, an amount equal to his annual Salary, which amount shall be paid in 12 equal monthly installments commencing one month after the effective date of termination.

     9.5 If the Executive voluntarily terminates his employment with the Company prior to expiration of the Term (for any reason whatsoever), the Company shall pay to the Executive his accrued Salary through the date of termination. The Executive hereby specifically acknowledges that upon voluntary termination of his employment, he shall have no right to receive any other payments otherwise provided for under this Agreement.

     9.6 If the Executive's employment is terminated for Disability or death, then the Company shall pay to the Executive or his personal representative and shall grant such Options as shall have been earned by the Executive under
Section 4.3 hereof up to the date of his death or disability.

     9.7 Notwithstanding anything contained herein to the contrary, if during the Post-Termination Period (as hereinafter defined in Subsection 10.2) the Executive obtains other employment or engages in his own business or otherwise engages in any business activities for his own benefit or account, the Executive shall immediately notify the Company, and an amount equal to the Executive's total salary, compensation, and other income during such period from such other employment, business or business activities shall be applied pro tanto in reduction to any amounts payable under this Section 9 during the Post-Termination Period, except nothing herein shall preclude Executive from engaging in activities relating to his present real estate investments provided he does not violate any of the terms of this Agreement.

     10.      Restrictive Covenants.

     10.1 The Executive acknowledges that (i) the business activities of the Juniper Group will include providing managed care and healthcare cost containment and revenue enhancement services (the "Healthcare Cost Reduction Business") in the United States, (ii) he will have a major responsibility for the operation, administrative development and growth of the Healthcare Cost Reduction Business of the Company in the United States, (iii) his work for the Company will bring him into close contact with confidential information of the Company and its customers and clients, (iv) the agreements and covenants contained in this Section 10 are essential to protect the business interests of the Company and the Company would not enter into this Agreement but for such agreements and covenants, and (v) he has means to support himself and his dependents other than by engaging in the Healthcare Cost Reduction Business. Accordingly, the Executive covenants and agrees as follows:

     10.1.1 Except as otherwise specifically provided for in this Agreement, throughout the Employment Period and the Post-Termination Period (as such terms are defined in Subsection 10.2), the Executive shall not, directly or indirectly, (i) engage in any activity that is in competition with the Healthcare Cost Reduction Business of the Company in any geographical area in which the Company has conducted such business at any time during the last year of the Employment Period or (ii) without limiting the generality of clause (i) above, be or become, or agree to be or become, interested in or associated with, in any capacity (including, without limitation, as a partner, shareholder, owner, officer, director, employee, principal, agent, creditor, trustee, consultant, co-venturer or otherwise), any individual, corporation, firm, association, partnership, joint venture or other business entity, which is engaged in or which is planning to engage in any aspect of the Healthcare Cost Reduction Business of the Company in any geographical area in which the Company has conducted such business at any time during the last year of the Employment Period; provided, however, that the Executive may own, solely as an investment, securities of any publicly held corporation traded on any national securities exchange in the United States of America, if the Executive is not a controlling person of or member of a group which controls, such corporation and does not, directly or indirectly, own more than 1% of any class of securities of such corporation.

     10.1.2 Throughout the Employment Period and the Post-Termination Period, the Executive shall not, directly or indirectly (i) induce or attempt to influence any employee of the Juniper Group to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Juniper Group in any attempt to hire any person who shall have been employed by the Juniper Group within the one (1) year period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a client or supplier of the Juniper Group during any portion of such period to transact business with a competitor of the Juniper Group in the Health Care Cost Reduction Business;

     10.1.3 Throughout the Employment Period and thereafter, the Executive shall not disclose to anyone any information about the affairs of the Juniper Group, including without limitation, trade secrets, inventions, customer lists, client lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers, or other financial information not publicly disclosed and which is confidential to the Juniper Group or is not generally known in the relevant trade (collectively, "Proprietary Information"), regardless of whether the Executive developed such Proprietary Information, nor shall the Executive make use of any such Proprietary Information for his own benefit.

     10.2 For the purposes of this Agreement the following terms shall have respective meanings ascribed to them below:

     10.2.1 "Employment Period" means the period of the Executive's employment by the Company, including such period of employment, if any, extending beyond the Term.

     10.2.2 "Post-Termination Period" means the period during which the Company is making Termination Payments to the Executive under Subsection 10.3 hereof.

     10.2.3  "Restrictive  Covenants"  means any of the provisions of Subsection
10.1 hereof.

     10.3 Upon termination of the Executive's employment for any reason other than death or Disability, the Company shall have the right to continue to pay the Executive's Salary for up to one year after the effective date of the termination of the Executive's employment with the Company (the "Termination Date") in consideration for the Restrictive Covenants set forth in Subsections
10.1.1 and 10.1.2. Such payments are referred to herein as "Termination Payments." The Company may exercise its right to make Termination Payments by giving written notice thereof not later than 30 days after the Termination Date, which notice shall set forth the period for which the Company intends to make such Termination Payments. The Company shall make such Termination Payments in installments commencing 30 days after the Termination Date and monthly thereafter. Payments made under Subsections 9.3 or 9.4 hereof shall constitute "Termination Payments" for purposes of this Agreement and shall not be required to be made in addition to any Termination Payments payable under this Subsection 10.3.

     10.4 If the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

     10.4.1 The Executive shall account for and pay over to the Company all compensation, profits, monies, accruals and other benefits derived or received by the Executive or any person or business entity affiliated with the Executive as a result of any action the provisions of Subsection 10.4.1 above, the Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the Restrictive Covenants, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

     10.5 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full force and effect, without regard to the invalid or unenforceable portions.

     10.6 If any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

     10.7 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadthect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     10.8 Anthing contained in this article to the contrary notwithstanding, the Employee shall not be prohibited from seeking new employment or taking reasonable steps, including but not limited to employment interviews.

         11.      Insider Information.

     In the course of the performance of the Executive's duties hereunder, the Executive may become aware of information regarding the Company, Juniper, and their respective businesses that may be considered "inside information" for purposes of the Securities Act and the Exchange Act and the Rules and Regulations promulgated thereunder. The Executive acknowledges that his purchase or sale securities of Juniper or any of its affiliates while in possession of such inside information or his informing any other person of such inside information for the purpose of purchasing, selling or otherwise dealing in securities of Juniper or its affiliates is prohibited by law and shall constitute a breach of this Agreement and a basis for termination of the Executive's employment for Cause.

         12. Inventions.

     All inventions, discoveries, investigations, improvements, know-how, trade secrets, and developments in technology ("Inventions") which directly relate to the business carried on, or then planned to be carried on, by the Juniper Group which have been or shall be made, conceived, learned of or reduced to practice by the Executive, either alone or with others, whether the activity in question takes place within or outside the usual working hours of the Executive or on or off the premises of the Company shall be held by the Executive for the exclusive benefit of the Company, and the Executive shall assign in writing to the Company, without any payment being required or the part of the Company, all of the right, title and interest which he may have acquired in and to any Inventions. In addition, he shall, both during and at any time prior to three
(3) years after the Employment Period, assist the Company in every way reasonably requested by the Company, at the expense of the Company without cost to the Executive (and with reasonable compensation to the Executive in the event his employment has then ended), to obtain for the Company in any and all countries, and to maintain and enforce patents or the reissue or extension thereof on all Inventions which have been or may be assigned.

         13.  Documentation of Proprietary Information and Inventions.

     All documents, records, models, prototypes or other tangible embodiments or evidence of Proprietary Information or Inventions, and all copies of the foregoing ("Materials"), which may at any time be acquired by or come into the possession of the Executive are the sole and exclusive property of the Company. All Materials shall be surrendered to the Company upon the request by the Company at any time. In addition, upon the reasonable request by the Company at any time, the Executive shall prepare materials accurately and adequately to describe, set forth or embody any Proprietary Information or Inventions and deliver the same to the Company in order to accomplish or complete the transfer thereof to the Company, and the Executive shall be reimbursed by the Company for all of his reasonable out-of-pocket expenses incurred in so doing. During or at any time prior to three (3) years after the Employment Period, the Executive shall execute all documents and take all such other action as the Company may reasonably require (being reimbursed for all of his reasonable out-of-pocket expenses in this connection) in order to assign the Company any and all copyrights and reproduction rights to any Materials prepared by him during and in connection with such employment.

         14. Insurance.

     The Company may, from time to time, apply for, purchase and maintain, in its own name and at its own expense, life, health, accident, disability or other insurance upon the Executive in any sum or sums that it may deem necessary to protect its interests, and the Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including, without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that to the best of his knowledge the Executive is insurable at standard (non-rated) premiums.

     15. Miscellaneous.

     15.1 This Agreement is a personal contract, and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive, except as otherwise expressly permitted by the provisions of this Agreement. The Executive shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, the Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Executive shall be for the sole personal benefit of the Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Executive; provided, however, that (i) the Executive shall have the right to assign his right to receive any payment previously due and owing, subject to all claims and defenses of the Company, and (ii) in the event of the Executive's death, or gross disability, the Executive's estate, legal representatives or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to the Executive pursuant to, and in accordance with, the terms of this Agreement.

     15.2 The Company shall have the right to assign this Agreement to any successor to substantially all of its business or assets, and the Executive and any such successor shall be bound by all provisions hereof.

     15.3 Any notice required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for whom or which intended, at the address of such party set forth below, by registered or certified mail, return receipt requested or at such other address as either party shall designate by notice to the other in the manner provided herein for giving notice:


If to the Company:                      PartnerCare, Inc.
                                        111 Great Neck Road, Suite 604
                                        Great Neck, NY  11021

with a copy to:                         Snow Becker Krauss, P.C.
                                        605 Third Avenue
                                        New York, NY  10158-0125
                                        Attn:  Eric Honick, Esq.

If to Executive:                        Richard O. Vazquez
                                        2600 Netherland Avenue
                                        Riverdale, NY  18463


     15.7 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.8 If any provision of this Agreement, or any part thereof, is held to be illegal or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

     15.9 Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take further action and execute, acknowledge and deliver all such instruments of further assurance as necessary to carry out the provisions of this Agreement.

     15.10 This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to the Company or its business, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Company to the Executive.

     15.11 All controversies or claims arising out of or relating to this Agreement, or the breach hereof, except for those relating to or arising out of Sections 10, 11 and 12 hereof, or the breach of such Sections, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     15.12 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that State.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written


JUNIPER FEATURES, LTD.                                 PARTNERCARE, INC.



By:/s/Vlado Paul Hreljanovic                      By:/s/Vlado Paul Hreljanovic
   Vlado Paul Hreljanovic                                Vlado P. Hreljanovic
         Chairman                                           Chairman


Consented and agreed to solely with
respect to Paragraph 4.1 and 4.3 of this Agreement.


                                      /s/Richard O. Vazquez
                                      Richard O. Vazquez

                                   SCHEDULE A

     1) DEVELOP AND FOSTER STRATEGIC BUSINESS INITIATIVES WITH RESPECT TO ANY HEATHCARE RELATED SERVICES AND PRODUCTS IN THE UNITED STATES AND WORLDWIDE.

     2) MAINTAIN AND SUPPORT EXISTING PRODUCT LINES TO THE SATISFACTION OF OUR CLIENTS.

     3) KEEP THE CHAIRMAN AND CEO INFORMED OF THE CURRENT STATUS OF THE COMPANY'S REVENUE STREAMS AND COST EXPOSURE.

     4) PROMULGATE AND GROW NEW MARKETS AND PRODUCT LINES.

     5) REPRESENT THE COMPANY IN ALL BUSINESS MATTERS APPROPRIATE AND GERMANE TO THE COMPANY'S GROWTH, REPUTATION AND PERFORMANCE.

     6) MAINTAIN HIGH ETHICAL AND PROFESSIONAL CONDUCT AND STANDARDS.

     7) DEVELOP AND ORGANIZE A MANAGEMENT TEAM.

     8) DEVELOP AND ORGANIZE A SALES AND MARKETING TEAM.

     9) MAINTAIN THE APPROPRIATE STAFFING LEVELS.

     10) DEVELOP MARKETING MATERIALS.